Exhibit 5.1

April 27, 2018

Level One Bancorp, Inc.

32991 Hamilton Court

Farmington Hills, Michigan 48334

Re:                        Registration Statement on Form S-8 of Level One Bancorp, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Level One Bancorp, Inc., a Michigan corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 633,718 shares (the “Shares”) of common stock, no par value per share, of the Company (the “Common Stock”), authorized for issuance under (i) the Level One Bancorp, Inc. 2007 Stock Option Plan and (ii) the Level One Bancorp, Inc. 2018 Equity Incentive Plan (collectively, the “Plans”), as set forth in the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the “Commission”) on April 27, 2018 (together with all exhibits thereto, the “Registration Statement”).  This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

For the purposes of providing the opinion contained herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary.  As to questions of fact material to this opinion letter, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company. In our examination, we have assumed, without verification, the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any Shares issued pursuant to the Plans:  (a) either certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), or if any Share is to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Share to the person entitled thereto against payment of the agreed consideration therefor (in an amount not less than the par value thereof), all in accordance with the Plans; (b) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have become effective under the Act, and such effectiveness shall not have been terminated or rescinded; and (c) the Shares shall have been issued in accordance with the Plans.

Level One Bancorp, Inc.

April 27, 2018

Based upon the foregoing, and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that the Shares have been duly authorized and, when issued will be validly issued, and subject to the restrictions imposed by the Plans, fully paid and nonassessable.

This opinion letter is limited to the Michigan Business Corporation Act, and we do not express any opinion as to the effect of the laws of any other jurisdiction.

We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to update this opinion letter after the date that the Registration Statement initially becomes effective or otherwise advise you with respect to any facts or circumstances or changes in law that may occur or come to our attention after such date (even though the change may affect the legal conclusions stated in this opinion letter).

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Barack Ferrazzano Kirschbaum & Nagelberg LLP